Exhibit 99.1

United Rentals, Inc 100 First Stamford Place Stamford, CT 06902 tel: 203 622-3131 fax: 203 622-6080 unitedrentals.com

United Rentals to Present at the Morgan Stanley 12thAnnual

Laguna Conference

STAMFORD, Conn. – September 3, 2024 – United Rentals, Inc. (NYSE: URI) today announced that it will participate in the Morgan Stanley 12th Annual Laguna Conference on Wednesday, September 11, 2024. The conference will include a presentation by Matt Flannery, chief executive officer and Ted Grace, chief financial officer.

The presentation will begin at 2:35 p.m. PT (5:35 p.m. ET) and is available via the following link:

https://cc.webcasts.com/morg007/091124a_js/?entity=4_UQ7HQVV

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world. The company has an integrated network of 1,559 rental locations in North America, 39 in Europe, 30 in Australia and 19 in New Zealand. In North America, the company operates in 49 states and every Canadian province. The company’s approximately 27,000 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers approximately 4,800 classes of equipment for rent with a total original cost of $21.27 billion. United Rentals is a member of the Standard & Poor’s 500 Index, the Barron’s 400 Index and the Russell 3000 Index® and is headquartered in Stamford, Conn. Additional information about United Rentals is available at unitedrentals.com.

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Contact:

Elizabeth Grenfell

Vice President, Investor Relations

O: (203) 618-7125

investors@ur.com